CODE OF REGULATIONS

                                       OF

                         COLUMBUS LIFE INSURANCE COMPANY

                                    ARTICLE I

                            Meetings of Shareholders

         Section 1. Annual Meetings. The annual meeting of shareholders, for the election of directors, for the consideration of any reports and for the transaction of such other business as may properly come before the meeting, shall be held on the fourth Monday in January of each year or on such other date in the period January 1 through March 31 each year as may be designated by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer, by the Secretary, by a majority of the members of the Board of Directors acting with or without a meeting, or by the holders of at least twenty-five percent of the shares then outstanding and entitled to vote at the shareholders' meeting. Upon delivery of the request in writing to the Chief Executive Officer or the Secretary, the one to whom the request is delivered shall give notice to shareholders of the meeting in accordance with the Code of Regulations. If the request is refused, or is not given with 15 days after the delivery or mailing of the request, the persons making the request may call a meeting of the shareholders by giving such notice.

         Section 3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation unless another place is designated by a vote of the majority of the Directors. Meetings may be held at any place within or without the State of Ohio.

         Section 4. Notice of Meetings. A written or printed notice of every meeting of shareholders, whether annual or special, stating the time, place and the purpose or purposes for which the meeting is called, shall be given by the Chief Executive Officer or the Secretary by personal delivery or by mail not more than sixty nor less than seven days before such meeting to each shareholder of record entitled to notice thereof. If mailed, such notice shall be addressed to the shareholder at his address as it appears upon the records of the corporation. If a meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given if the time and place of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. Nothing hearin (sic) contained shall prevent the setting of a record date in the manner provided by law for the determination of the shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose permitted by law.

         Section 5. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice prior to or at the commencement of such meeting shall be deemed to be a waiver by such shareholder of notice of such meeting.


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         Section 6. Action Without Meeting. Any action which may be authorized or taken at a meeting of shareholders, may be authorized or taken without a meeting if authorized in a writing signed by all the shareholders who would be entitled to notice of a meeting of shareholders held for such purpose.

         Section 7. Quorum. At any meeting of shareholders, the holders of a majority in amount of the shares of the corporation then outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for such meeting, but no action required by law, the Articles of Incorporation or this Code of Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class, or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting may adjourn such meeting from time to time, and at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

         Section 8. Order of Business. The order of business at any meeting of shareholders shall be determined by the presiding officer unless otherwise determined by a vote of a majority in interest of the shareholders present and entitled to a vote at such meeting.

         Section 9. Shareholders Entitled to Vote. Every shareholder of record shall be entitled at each meeting of shareholders to one vote for each share standing in his or her name on the books of the corporation.

         A corporation owning shares in this corporation may vote the same by its Chief Executive Officer, its Secretary or its Treasurer, and any such officer shall conclusively be deemed to have authority to vote such shares and to execute any proxies and written waivers and consents in relation thereto, unless, before a vote is taken or a consent or waiver is acted upon, it shall be made to appear by a certified copy of the regulations, by-laws or resolution of the Board of Directors of the corporation owning such shares that such authority does not exist or is vested in some other officer or person.

         Section 10. Votes Necessary. At all elections of the directors the candidates receiving the greatest number of votes shall be elected. All other questions shall be determined by a majority vote of the shares entitled to vote and represented at the meeting in person or by proxy, unless for any particular purpose the vote of a greater proportion of the shares, or of any particular class of shares, or of each class, is otherwise required by law, the Articles of Incorporation or this Code of Regulations.

         Section 11. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented any may vote by a proxy or proxies appointed by an instrument in writing, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.


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                                   ARTICLE II

                               Board of Directors

         Section 1. Powers, Qualification, Number, Term. All the capacity of the corporation shall be vested in and all its power and authority, except as otherwise provided by law, shall be exercised by, and its business and affairs shall be conducted and its property managed under the direction of the Board of Directors of not less then (sic) five (5) nor more than twenty-one (21) persons as the shareholders shall by resolution determine at each annual meeting or at a special meeting called for the purpose of electing directors.
A majority of the Board shall be citizens of the State of Ohio.

         Section 2. Vacancies. In case of any vacancy among the directors, the remaining directors, though less than a quorum, by an affirmative vote of the majority thereof, may elect a director to fill such vacancy, and such newly elected director shall hold office until the next annual meeting or a special meeting of shareholders called for the purpose of electing directors and until his successor shall be elected and qualified.

         Section 3. By-laws. The Board of Directors may adopt and amend from time to time by-laws to govern its own proceedings consistent with the Articles of Incorporation, the Code of Regulations and Ohio law.

         Section 4. Quorum and Manner of Acting. A majority of all the directors then in office shall be present in person at any meeting of directors in order to constitute a quorum for the transaction of business at such meeting, but in the absence of a quorum a majority of those present may adjourn a meeting from time to time. Any business may be transacted at an adjourned meeting as if the meeting had been held as originally called. Except as otherwise provided by law, the Articles of Incorporation or this Code of Regulation, the act of the majority of the directors present at any meeting of directors at which a quorum is present shall be the act of the Board of Directors. Any action which may be taken by the directors at a meeting may be taken without a meeting if authorized by a writing signed by all directors.

         Section 5. Removal of Directors. Any director may be removed, with or without cause, at any time by the affirmative vote of a majority of the shareholders entitled to vote at a special meeting of shareholders called for that purpose. If any director is removed, the vacancy may be filled by the shareholders at the same meeting.

         Section 6. Meetings. After each annual election of directors the newly elected directors shall meet as soon as practicable for the purpose of organization, the election and appointment of officers and the transaction of other business. The directors shall hold such other meetings from time to time as they may deem necessary, and such meetings as may from time to time be called by the Chief Executive Officer, Secretary or any two directors. Meetings shall be held at the principal office of the corporation, or at such other place within or without the State of Ohio as the Chief Executive Officer or a majority of the directors may determine.


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         Section 7. Notice of Meetings. The Chief Executive Officer or the
Secretary shall cause telegraphic or written notice of the time and place of all meetings of the directors, regular and special, to be duly served upon or sent to each director not less then (sic) three days nor more than twenty days before the meeting, except that a regular meeting of the directors may be held without notice immediately after the annual meeting of shareholders, at the same place as such annual meeting was held, for the purpose of electing or appointing officers for the ensuing year and for the transaction of such other business as may properly come before such meeting. No notice of adjourned meetings need be given. Notice of the time and place of any meeting of the directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of such meeting. The attendance of any director at any such meeting without protesting the lack of proper notice prior to or at the commencement of the meeting shall be deemed to be a waiver by him of notice of such meeting.

         Section 8. Compensation. Directors shall be entitled to receive as compensation for services and expenses, such amount as the Board of Directors may determine.

                                   ARTICLE III

                                   Committees

         Section 1. Creation. The Board of Directors may create an Executive Committee and any other committee of directors consisting of not less than three
(3) directors, and may delegate to each such committee any of the authority of directors other than the filling of vacancies on the Board of Directors or in any committee of directors. Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the directors and shall be subject to the control and direction of the directors. The directors may appoint one or more directors as alternate members of any committee. An alternate member may take the place of any absent member at any meeting of such committee.

         Section 2. Authority and Manner of Acting. Any such committee may act by majority of its members at a meeting or by a writing signed by all of its members. Any act or authorization of an act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors.

                                   ARTICLE IV

                                    Officers

         Section 1. Officers. The officers of the corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Treasurer and a Secretary and such other officers or assistant officers as the Board of Directors may from time to time elect or appoint. The Chief Executive Officer shall be a member of the Board of Directors. In addition, the Board of Directors may elect a Chairman and a Vice Chairman from among themselves. More than one office may be held by the same person. A majority of the officers must be citizens of the State of Ohio.


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         Section 2. Tenure of Office. Officers shall hold their respective offices for one year or until their successors are elected or appointed and qualified. Any officer may be removed or suspended at any time without cause and without notice by an affirmative vote of the whole Board.

         Section 3. Duties of Officers.

(a) Chairman of the Board: The Chairman of the Board of Directors shall preside at all meetings of the Board and perform such other duties as may be delegated to him from time to time by the Board.

(b) Vice Chairman of the Board: The Vice Chairman of the Board shall preside at all meetings of the Board when the Chairman is absent and perform such other duties as may be delegated to him from time to time by the Board.

(c) Chief Executive Officer: The Chief Executive Officer shall be the chief executive officer of the corporation. He shall have general supervision and control of the business of the corporation. All other officers shall act under his direction and he may assign or distribute duties or authority among officers and employees. The Chief Executive Officer may designate the officer who shall act in his place in his absence.

(d) President: The President shall be the chief operating officer of the corporation. He shall have general and active management of the business of the corporation as determined by the Chief Executive Officer.

(e) Vice Presidents: The Vice Presidents, under the direction of the Chief Executive Officer, shall assist in the management of the corporation and perform such duties as may be assigned to them.

(f) Secretary: The Secretary shall keep the minutes of the meetings of the Board and of policyholders and record them min a book kept for that purpose. He shall perform such other duties as may be assigned to him.

(g) Treasurer: The Treasurer shall perform the usual duties of such office and such other duties as may be assigned to him.

(h) All other officers and assistant officers shall perform such duties as may from time to time be delegated to them.



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                                    ARTICLE V

                                     Shares

         Section 1. Certificates. Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them. Each certificate for shares shall bear a distinguishing number, the signatures of the Chief Executive Officer, the President or a Vice President and of the Secretary or an Assistant Secretary, and such recitals as may be required by law. The certificates for shares shall be of such tenor and design as the Board of Directors may from time to time adopt. A record shall be kept by the Secretary of the name of each person owning the shares represented by each certificate, the number of shares represented thereby, the date thereof and, in case of cancellation, the date of cancellation.

         Section 2. Transfers. Shares may be transferred on the proper books of the corporation by the registered holders thereof, or by their attorneys or their legal representatives, by surrender of the certificates therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may appoint one or more transfer agents and one or more registrars for the shares of the corporation.

         Section 3. Lost Certificates. The Board of Directors may order a new certificate or certificates of shares to be executed and delivered in place of any certificate or certificates alleged to have been lost, stolen or destroyed, but, in every case, the owner of the lost, stolen or destroyed certificate or certificates shall first cause to be given to the corporation a bond, with surety or sureties satisfactory to the corporation, in such sum as the Board of Directors may, in its discretion, deem sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of such new certificates; but the Board of Directors, may in its discretion, refuse to issue such new certificates, save upon the order of some court and one having jurisdiction in such matters, pursuant to the statute made and provided.

         Section 4. Record Date. The Board of Directors may fix a date, not more than 60 days nor less than ten days preceding the date of any meeting of shareholders or the date for payment of any dividend, or the date for allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange. Only such shareholders of record on the date so fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive such rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after such record date. If the Board of Directors does not fix a date, the record date shall be the date next proceeding the 15th day prior to the date of such meeting, payment, or other event, or if such date is a legal holiday the last business day next preceding such date.



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                                   ARTICLE VI

                          Indemnification and Insurance

         Section 1. Indemnification. To the fullest extent not prohibited by applicable law, the corporation shall indemnify each director, officer and employee against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such director, officer or employee in connection with any action, suit, investigation or proceeding (or any claim or other matter therein), whether civil, criminal, administrative or otherwise in nature, including any settlements thereof or any appeals therein, with respect to which such director, officer or employee is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director, officer or employee of the corporation, or, at the direction or request of the corporation, a director, trustee, officer, administrator, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture or other entity or enterprise including any employee benefit plan; provided, however, that no person shall be indemnified to the extent, if any, ,that the directors, acting at a meeting at which a quorum of directors who are not parties to or threatened with any such action, suit, investigation or proceeding, determine that such indemnification is contrary to applicable law.

         Any director who is a party to or threatened with any such action, suit, investigation or proceeding shall not be qualified to vote; and if for this reason a quorum of directors, who are not disqualified from voting by reason of being parties to or threatened with such action , suit, investigation or proceeding, cannot be obtained, such determination shall be made by three attorneys at law, who have not theretofore represented the corporation in any matter and who shall be selected by all of the officers and directors of the corporation who are not parties to or threatened with any such action, suit, investigation or proceeding. If there are no officers or directors who are qualified to make such selection, the selection shall be made by a Judge of the Court of Common Pleas of Hamilton County, Ohio. Such indemnification shall not be deemed exclusive of any other right to which such director, officer or employee may be entitled under the Articles of Incorporation, this Code of Regulations, any agreement, any insurance purchased by the corporation, vote of shareholders or otherwise.

         Section 2. Insurance. The Board of Directors of the corporation may secure and maintain such policies of insurance as it may consider appropriate to insure any person who is serving or has served as a director, officer or employee of the corporation, or who is serving or has served at the request of the corporation as a director, trustee, officer, manager, employee, adviser or other agent of or fiduciary for any other corporation, partnership, trust, venture, or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.



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                                   ARTICLE VII

                                      Seal

         The seal of the corporation shall be circular, about two inches in diameter, with the name of the corporation engraved around the margin and the word "SEAL" engraved across the center.

                                  ARTICLE VIII

                                   Amendments

         Section 1. Meeting of Shareholders. This Code of Regulations may be changed, added to or repealed by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation at any annual meeting of the shareholders or at any special meeting of the shareholders called for that purpose, provided that at any special meeting the intention to consider such amendments must be stated in the notices or waivers of notice for such special meeting.

         Section 2. Amendment Without Meeting. This Code of Regulations may be amended without a meeting of shareholders by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power of the corporation.